EXHIBIT 23.1
                                 CONSENT OF KPMG


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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




ICON Income Fund Eight B L.P.

         We consent to the use of our reports on (i) ICON Capital Corp. dated June 25, 2001 and June 4, 1999 and (ii) ICON Income Fund Eight B L.P. dated March 28, 2001 (except for Note 10 therein which is as of August 21, 2001) and February 7, 2000 included herein, and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG LLP

New York, New York
August 21, 2001